Exhibit 10.4
[Term]
SPIRIT AEROSYSTEMS HOLDINGS, INC.
DIRECTOR STOCK PROGRAM

GRANT AGREEMENT

THIS GRANT AGREEMENT (“Agreement”) is made this ____ day of _________, ______, by and between Spirit AeroSystems Holdings, Inc. (the “Company”) and _________________________ (the “Participant”).

WHEREAS, the Company sponsors and maintains the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan, as amended (the “Plan”) and the Director Stock Program (the “Program”) established pursuant to and under the Plan, which Plan and Program are incorporated herein; and

WHEREAS, a grant of Restricted Stock and/or Restricted Stock Units will be made to the Participant under the Plan, and the parties desire to set forth in writing certain elections and agreements regarding such grant.

NOW, THEREFORE, the parties agree as follows:

1.    Grant. The Participant is hereby granted an Award of Restricted Stock and/or RSUs in connection with the Participant’s annual compensation as a Director of the Company pursuant to the elections and terms set forth herein and in accordance with the Plan and the Program.

2.    Participant Election – Mandatory Grant. $________ of the Participant’s base annual compensation as a Director must be paid to the Participant in the form of a grant of Restricted Stock and/or RSUs. The Participant elected to receive such grant in the following form(s):

____% in Restricted Stock
____% in RSUs

The Participant acknowledges and agrees that the Restricted Stock and/or RSUs granted to the Participant in this Mandatory Grant are subject to service-based vesting, as established under the Program and described herein.

3.    Participant Election – Elective Grant. The remaining $__________ of the Participant’s base annual compensation as a Director may be paid to the Participant in the form of cash or as a grant of Restricted Stock and/or RSUs. The Participant elected to receive payment of such amounts in the following form(s):

____% in Restricted Stock
____% in RSUs
____% in cash

4.    Participant Election – Additional Retainers for Leadership Positions. In addition, non-employee directors are eligible for additional retainers for leadership positions as follows: (i) $_____________ for the Nonexecutive Chairman of the Board; (ii) $___________ for the Audit Committee Chair, (iii) $_________ for the Compensation Committee Chair; and (iv) $_________ for each of the Corporate Governance and Nominating Committee Chair and Risk Committee Chair. These retainers may be paid to the Participant in the form of cash or as a grant of Restricted Stock and/or RSUs. To the extent the Participant is entitled to the additional retainers, the Participant hereby elected to receive payment of such amounts in the following form(s) (select one):

0 100% in Restricted Stock
0 100% in RSUs
0 100% in cash

5.    Grant Date. The “Grant Date” with respect to the Restricted Stock and/or RSUs granted to the Participant in connection with this Agreement is the third trading day after the Company’s first quarterly earnings release occurring after the _____ Annual Meeting of Stockholders, unless the Committee establishes a different Grant Date.

6.    Restricted Period. The Restricted Period with respect to awards of Restricted Stock and/or RSUs granted pursuant to this Agreement will lapse at the end of the director term to which such Award relates, which is on the date of the annual meeting of stockholders following the Grant Date.

7.    Vesting; Lapse of Restrictions.

a.    Mandatory Grant. The Restricted Stock and/or RSUs granted to the Participant pursuant to the Mandatory Grant will vest at the expiration of the Restricted Period, subject to the Participant’s continuous service through that date. In the event of the Participant’s Termination for any reason prior to the expiration of the Restricted Period, the Restricted Stock and/or RSUs granted pursuant to the Mandatory Grant will be forfeited for no consideration, unless the Board determines otherwise in its sole discretion pursuant to the terms of the Program.

b.    Elective Grant and Grants for Additional Retainers for Leadership Positions. Any other awards of Restricted Stock and/or RSUs pursuant to this Agreement will be subject to the same Restricted Period that applies for Mandatory Grants; provided, however, that in the event of the Participant’s Termination for any reason prior to the expiration of the Restricted Period, such Award will be forfeited and the Participant will instead receive a cash payment for the pro rata portion of the compensation subject to such Elective Grant that is earned, as determined by the Board, as of the date of the Participant’s Termination.

8.    Delivery. Except as otherwise provided herein, (i) the Shares underlying vested Restricted Stock will be held by the Company in the Participant’s name and delivered promptly following the date on which the restrictions on such Restricted Stock lapse and (ii) the Shares underlying vested RSUs will be delivered promptly following the Participant’s Termination. Any cash payment made pursuant to Section 7(b) shall be paid promptly following the Participant’s Termination.

9.    Stockholder Rights.

a.    Restricted Stock. Subject to the restrictions set forth in the Plan, the Participant will have the rights and privileges of a stockholder as to Restricted Stock, including without limitation the right to vote Restricted Stock, and all dividends payable on the Shares underlying Restricted Stock will be held and accumulated by the Company until the restrictions on such Restricted Stock lapse. To the extent dividends are accumulated with respect to the Shares underlying Restricted Stock, they will be held by the Company and delivered (without interest) to the Participant within 30 days following the date on which the restrictions on such Restricted Stock lapse, and the right to any such accumulated dividends will be forfeited upon any forfeiture or termination of the Restricted Stock to which such accumulated dividends relate.

b.    Restricted Stock Units. RSUs are not Shares of Stock and the Participant will not have rights and privileges of a stockholder as to RSUs, including with respect to voting rights, until the Shares underlying RSUs are delivered. The Participant will be entitled to be credited with dividend equivalent payments with respect to any outstanding RSUs pursuant to the terms of the Plan, payable at the same time as the underlying RSUs are settled and, if such RSUs are forfeited, the Participant will have no right to such dividend equivalent payments.

10.    Minimum Equity Holding Requirement. The Participant agrees and acknowledges that, as a non-employee Director of the Company, the Participant is required to comply with the Stock Ownership Guidelines of the Company.

11.    Beneficiary Designation. If the Participant dies, any amounts payable or transferrable, or that become payable or transferrable, to the Participant under the Plan (if any) will be made to the Participant’s Beneficiary. The Participant’s Beneficiary will be the person(s) or entity(ies) designated by the Participant on a beneficiary designation form provided by the Committee, the current version of which is attached hereto as Exhibit A. No change of a beneficiary will be effective until received and accepted by the Committee.

12.    Shares, Restricted Stock and RSUs Subject to Plan. Shares, Awards of Restricted Stock and/or RSUs granted to the Participant under the Plan are subject to the terms and provisions of the Plan and the Program. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

13.    Taxes; 83(b) Elections. The Participant is responsible for any federal, state, local or non-U.S. tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the Award (including the grant, the receipt of Stock, the sale of Stock and the receipt of Dividend Equivalents, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant or payment of the RSUs or the payment of Dividend Equivalents. The Participant will be eligible to make an election under Code Section 83(b) with respect to an Award of Restricted Stock pursuant to the Mandatory Grant at the time the Award is made, subject to complying with all applicable requirements for making such an election, including, but not limited to, the requirement that such election be made within 30 days after the date of transfer. If the Participant makes an election under Code Section 83(b), the Participant will notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Code Section 83(b) or other applicable provision.

14.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.    Defined Terms. Any capitalized terms not specifically defined herein will have the meanings set forth in the Plan or the Program, as applicable.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

SPIRIT AEROSYSTEMS HOLDINGS, INC.        PARTICIPANT:

By:______________________________            _____________________________
Name: ___________________________            Name: _______________________
Title: ____________________________

EXHIBIT A

BENEFICIARY DESIGNATION FORM

SPIRIT AEROSYSTEMS HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN

BENEFICIARY DESIGNATION

PARTICIPANT:         SSN:

ADDRESS:

DATE OF BIRTH:

Pursuant to the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan, I hereby designate the following individual(s) or entity(ies) to be my Beneficiary(ies).

PRIMARY BENEFICIARY(IES).

	Name and Address	Relationship to Participant	Percentage of Benefits
1.

2.

3.

CONTINGENT BENEFICIARY(IES). If the Primary Beneficiary(ies) dies (or otherwise ceases to exist) before my death, the following shall be my Beneficiary(ies):

	Name and Address	Relationship to Participant	Percentage of Benefits
1.

2.

3.

If more than one primary beneficiary or contingent beneficiary is named, each beneficiary will share equally in the benefits to be paid under the plan, unless I have indicated otherwise by specifying the percentage of plan benefits to be received by each beneficiary. If a primary or contingent beneficiary dies (or ceases to exist) prior to my death, the percentage that would have been received by that beneficiary shall be divided among the surviving primary or contingent beneficiary(ies), as the case may be, in proportion to the percentages denominated to each surviving beneficiary, unless I have indicated otherwise.

DATED this _______ day of _____________________, 20_____.

Signature:

____________________________________

Printed Name:__________________________________